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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report:     August 6, 1996


Customedix Corporation
             (Exact name of registrant as specified in its charter)


Delaware                  1-7081             22-1844840
(State or other        (Commission          (I.R.S. Employer
jurisdiction of        File Number)         Identification
incorporation)                              Number)


53 North Plains Industrial Road, Wallingford, Connecticut      06492
(Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code:
(203) 284-9079
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ITEM 5. OTHER EVENTS.

        On July 25, 1996, a Stipulation of Settlement (the "Stipulation") was filed with the Court of Chancery of the State of Delaware (the "Court") in connection with four related lawsuits filed against Customedix Corporation and members of its Board of Directors, which lawsuits have been consolidated under the caption In Re Customedix Corporation Shareholders Litigation (C.A. No. 14812). The Court has entered a scheduling order setting the date and time of a settlement hearing at August 27, 1996, at 11:00 a.m. Attached as exhibits hereto are a copy of the Stipulation and the exhibits thereto.

ITEM 7. EXHIBITS.

        The following exhibit is filed as a part of this Current Report on Form 8-K.

        Exhibit No.                     Description
        -----------                     -----------

        Exhibit 99.1 Stipulation of Settlement, dated July 25, 1996, in the action captioned In Re Customedix Corporation Shareholders Litigation, together with (i) the Scheduling Order, (ii) the Notice of Pendency of Class Action, Proposed Settlement of Class Action and Settlement Hearing and (iii) the proposed Order and Final Judgment

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


August 6, 1996                                CUSTOMEDIX CORPORATION



                                              By: /s/ Barry L. Kosowsky
                                                 Name:  Barry L. Kosowsky
                                                 Title: Secretary


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                                  EXHIBIT INDEX



Exhibit No.                              Description
- -----------                              -----------


99.1 Stipulation of Settlement, dated July 25, 1996, in the action captioned In Re Customedix Corporation Shareholders Litigation, together with (i) the Scheduling Order, (ii) the Notice of Pendency of Class Action, Proposed Settlement of Class Action and Settlement Hearing and (iii) the proposed Order and Final Judgment


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